UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023

REKOR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in its Current Report on Form 8-K (“Current Report”) filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2023, Rekor Systems, Inc. (the “Company”) issued warrants to purchase up to 6,872,853 shares of Common Stock, par value $0.0001 per share (“Common Stock”), which have an exercise price of $1.60 per share (the “Existing Warrants”). The Existing Warrants were immediately exercisable for cash and are set to expire on March 23, 2028.

On July 25, 2023, the Company entered into an Inducement Offer to Exercise Common Stock Purchase Warrants letter agreement (the “Letter Agreement”) with the holder (the “Exercising Holder”) of the Existing Warrants to purchase for cash an aggregate of 6,872,853 shares of Common Stock, representing all of the shares of Common Stock underlying the Existing Warrants. Pursuant to the Letter Agreement, the Exercising Holder and the Company agreed that the Exercising Holder would exercise all of its Existing Warrants for shares of Common Stock underlying the Existing Warrants (the “Exercised Shares”) at $1.60 per share of Common Stock. In consideration for exercising the Existing Warrants, the Letter Agreement provides for the issuance of new warrants to purchase up to an aggregate of 2,850,000 shares of Common Stock (the “New Warrants”). The New Warrants terminate on January 25, 2029, and are exercisable after issuance only for cash, subject to exception if the shares of Common Stock underlying the New Warrants are not registered in accordance with the terms of the Letter Agreement. The New Warrants have an exercise price of $3.25 per share.

The New Warrants and the shares of Common Stock issuable upon the exercise of the New Warrants are not being registered under the Securities Act of 1933, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. The Exercised Shares are registered for resale on an effective registration statement previously filed by the Company with the SEC.

The Company will receive aggregate gross proceeds of $10,996,564.80 from the exercise of the Existing Warrants by the Exercising Holder and issue an aggregate of 6,872,853 shares of Common Stock and New Warrants to purchase an aggregate of up to 2,850,000 shares of Common Stock to the Exercising Holder.

The Letter Agreement also provides that, for a period of six months, the Exercising Holder will not engage in short sales of the Company’s Common Stock and will not sell Common Stock in excess of more than 5% of the preceding day’s aggregate trading volume, or 15% of the preceding five-day aggregate trading volume.

The Company has agreed not to engage in the offering and issuance of securities for a period of ninety days, subject to customary exceptions, and has further agreed not to engage in certain “Variable Rate Transactions” (as such term is defined in the Letter Agreement) for a period of six months.

The description of terms and conditions of the New Warrants and the Letter Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of the New Warrant and the Letter Agreement, copies of which are attached as Exhibits 4.1 and 10.1, respectively, to this Current Report and incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report in relation to the New Warrants and the shares of Common Stock issuable upon the exercise thereof is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Common Stock Warrant.

10.1	Form of Inducement Offer to Exercise Common Stock Purchase Warrants Letter Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: July 25, 2023	/s/ Robert A. Berman
Name: Robert A. Berman Title: Chief Executive Officer